As filed with the Securities and Exchange Commission on September 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	13-3632859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 203, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Aethlon Medical, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

James B. Frakes

11555 Sorrento Valley Road, Suite 203

San Diego,
California 92121

(858) 459 -7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julie Robinson

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the Aethlon Medical, Inc. 2020 Equity Incentive Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on September 15, 2020 (File No. 333-248820). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit Number	Date	Filed Herewith

4.1	Articles of Incorporation, as amended.	8-K	001-37487	3.1	September 19, 2022

4.2	Amended and Restated Bylaws.	8-K	001-37487	3.1	September 12, 2019

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.					X

23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page hereto).					X

99.1	Aethlon Medical, Inc. 2020 Equity Incentive Plan, as amended, Form of Restricted Stock Grant, Form of Option Grant and Agreement.	8-K	001-37487	99.1	September 19, 2022

107	Filing Fee Table					X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 19, 2022.

Aethlon Medical, Inc.

By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Fisher, Jr., MD and James B. Frakes, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Fisher, Jr., MD Charles J. Fisher, Jr., MD	Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2022

/s/ James B. Frakes James B. Frakes	Chief Financial Officer (Principal Accounting and Financial Officer)	September 19, 2022

/s/ Edward G. Broenniman Edward G. Broenniman	Chairman of the Board, Director	September 19, 2022

/s/ Guy F. Cipriani Guy F. Cipriani	SVP and Chief Business Officer and Director	September 19, 2022

/s/ Chetan Shah, MD Chetan Shah, MD	Director	September 19, 2022

/s/ Angela Rossetti Angela Rossetti	Director	September 19, 2022

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